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                                                                    EXHIBIT 23.3



           CONSENT OF WINTHER, STAVE & CO., LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm as "Experts" and to the use of our report dated April 18, 1997 with respect to the audited combined financial statements of Educational Management, Inc. and Wikert and Rhude, general partnership, as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and our reports dated May 16, 1997 with respect to the balance sheet of Nebraska College of Business (a division of Nebraska Acquisition Corp., a wholly-owned subsidiary of Educational Medical, Inc.) as of March 31, 1997 and the balance sheet of Lincoln School of Commerce (a division of Nebraska Acquisition Corp., a wholly-owned subsidiary of Educational Medical, Inc.) as of March 31, 1997 in the Post Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-50221) and the related Prospectus of Educational Medical, Inc. for the registration of 1,873,999 shares of its Common Stock.



                              /s/ Winther, Stave & Co. LLP


Winther, Stave & Co., LLP
Spencer, Iowa

July 1, 1998